Exhibit 10.07

Deed

Deed of guarantee and
indemnity

Discovery Energy SA Pty Ltd

DEC Funding LLC

ANZ Tower 161 Castlereagh Street Sydney NSW 2000 Australia GPO Box 4227 Sydney NSW 2001 Australia	T +61 2 9225 5000 F +61 2 9322 4000 herbertsmithfreehills.com DX 361 Sydney

Contents

	Table of contents

1	Definitions, interpretation and deed components		2

	1.1	Definitions	2
	1.2	Interpretation	7
	1.3	Incorporated definitions	8
	1.4	Interpretation of inclusive expressions	8
	1.5	Business Day	8
	1.6	Unconditional and irrevocable obligations	8
	1.7	Accounting Standards	8
	1.8	Deed components	8

2	Guarantee		8

	2.1	Guarantee	8
	2.2	Payment	8

3	Payments		9

	3.1	Manner of payment	9
	3.2	Payments in gross	9
	3.3	Additional payments	9
	3.4	Taxation deduction procedures	9
	3.5	Tax Credit	10
	3.6	Tax affairs	10
	3.7	Noteholder’s statement of indebtedness	10
	3.8	Securities for other moneys	10
	3.9	Amounts payable on demand	10
	3.10	Set off	11

4	Representations and warranties		11

	4.1	Representations and warranties	11
	4.2	Survival of representations and warranties	12
	4.3	Reliance by the Noteholder	12
	4.4	No reliance on the Noteholder	12

5	Undertakings, consents and acknowledgments		12

	5.1	Amount of the Guaranteed Moneys	12
	5.2	Proof by Noteholder	13
	5.3	Retention of deed	13
	5.4	Further assurances	13
	5.5	Negative pledge	14
	5.6	Provision of information and reports	14
	5.7	Proper accounts	14
	5.8	Notices to the Noteholder	14
	5.9	Term of undertakings	14

6	Indemnities		15

	6.1	General indemnity	15
	6.2	Indemnity for avoidance of Guaranteed Moneys	15
	6.3	Foreign currency indemnity	16
	6.4	Conversion of Currencies	16
	6.5	Indemnity payment	16

Contents 1

Contents

7	Tax, costs and expenses		16

	7.1	Tax	16
	7.2	Costs and expenses	17
	7.3	GST	17

8	Interest on overdue amounts		17

	8.1	Payment of interest	17
	8.2	Accrual of interest	18
	8.3	Rate of interest	18

9	Saving provisions		18

	9.1	No merger of security	18
	9.2	Exclusion of moratorium	18
	9.3	Exclusion of PPSA provisions	19
	9.4	Conflict	19
	9.5	Consent of Noteholder	19
	9.6	Non-exercise of Guarantor’s rights	19
	9.7	Principal obligations	19
	9.8	No obligation to marshal	19
	9.9	Non avoidance	20
	9.10	Continuing guarantee and indemnities	20

10	Third party provisions		20

	10.1	Suspense account	20
	10.2	Independent obligations	21
	10.3	Unconditional nature of obligations	21
	10.4	No competition	23

11	General		24

	11.1	Confidential information	24
	11.2	Guarantor to bear cost	25
	11.3	Notices	25
	11.4	Governing law and jurisdiction	25
	11.5	Prohibition and enforceability	26
	11.6	Waivers	26
	11.7	Variation	26
	11.8	Cumulative rights	26
	11.9	Assignment	27
	11.10	Counterparts	27
	11.11	Attorneys	27

	Signing page		28

	Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited.

Contents 2

Deed of guarantee and indemnity

Date ►	27 May 2016

Between the parties

Guarantor	Discovery Energy SA Pty Ltd ABN 89 158 204 052 of Level 8, 350 Collins Street, Melbourne 3000 Australia

Noteholder	DEC Funding LLC, a Texas limited liability company c/o Avista Capital Partners, 1000 Louisiana Street, Suite 3700, Houston, Texas 77002

Recitals	The Guarantor agrees to grant the guarantee and indemnities in this deed.

This deed witnesses:	that, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1	Definitions, interpretation and deed components

1.1	Definitions

The meanings of the terms used in this deed are set out below.

Term	Meaning

Accounting Standards	generally accepted accounting principles in Australia.

Attorney	an attorney appointed under any Transaction Document.

Australian Security Agreement	the general security deed between the Guarantor and the Noteholder dated on or about the date of this deed.

Authorisation

1    any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

2    in relation to anything that a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Business Day

1    for the purposes of clause 11.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

2    for all other purposes, a day on which banks are open for business in New York excluding a Saturday, Sunday or public holiday.

Collateral Security	any present or future Encumbrance, Guarantee or other document or agreement created or entered into by a Transaction Party or any other person as security for, or to credit enhance the payment of any of the Guaranteed Moneys.

Corporations Act	the Corporations Act 2001 (Cth).

Debtor	Discovery Energy Corp., a Nevada corporation, having its principal place of business at One Riverway Drive, Suite 1700, Houston, Texas 77056

Term	Meaning

Dollars, A$ and $	the lawful currency of the Commonwealth of Australia.

Encumbrance

an interest or power:

1     reserved in or over an interest in any asset including any retention of title; or.

2     created or otherwise arising in or over any interest in any asset under a security agreement, bill of sale, mortgage, charge, lien, pledge, trust or power or any other agreement having similar effect, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes any agreement to grant or create any of the above and includes a security interest within the meaning of section 12(1) of the PPSA.

Event of Default	has the same meaning as in the Principal Agreement.

Excluded Tax

a Tax imposed by any jurisdiction on the net income of the Noteholder but not a Tax:

1    calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Noteholder under a Transaction Document or any other document referred to in a Transaction Document; or

2    imposed as a result of the Noteholder being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Transaction Document or any transaction contemplated by a Transaction Document.

Financial Report

in relation to an entity, the following financial statements and information in relation to the entity, prepared for its financial half year or financial year:

1     a statement of financial performance;

2     a statement of financial position; and

3     a statement of cashflows,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Government Agency	any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Term	Meaning

GST	the goods and services tax levied under the GST Act.

GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee

any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

1     to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;3

2     to indemnify any person against the consequences of default in the payment of; or

3     to be responsible for,

any debt or monetary liability or obligation (whether or not it involves the payment of money) of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person but excludes this deed.

Guaranteed Moneys

all debts and monetary liabilities of the Debtor to the Noteholder under or in relation to any Transaction Document, and in any capacity, irrespective of whether the debts or liabilities:

1     are present or future;

2     are actual, prospective, contingent or otherwise;

3     are at any time ascertained or unascertained;

4     are owed or incurred by or on account of the Debtor alone, or severally or jointly with any other person;

5     are owed to or incurred for the account of the Noteholder alone, or severally or jointly with any other person;

6     are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

7     are owed to or incurred for the account of the Noteholder directly or as a result of:

•    the assignment or transfer to the Noteholder of any debt or liability of the Debtor (whether by way of assignment, transfer or otherwise); or

•    any other dealing with any such debt or liability; or

8    comprise any combination of the above.

Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.

Term	Meaning

Marketable Securities	marketable securities as defined in section 9 of the Corporations Act.

Material Adverse Effect

a material adverse effect on:

1     the ability of the Guarantor to perform any of its payment obligations under any Transaction Document to which it is a party;

2     the enforceability or priority of a Transaction Document or any Encumbrance provided for by a Transaction Document; or

3    the assets, business or operations of the Guarantor.

Officer

1     in relation to the Guarantor, a director or a secretary or a person notified to the Noteholder to be an authorised officer of the Guarantor; and

2     in relation to the Noteholder, any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Noteholder to act as its authorised officer for the purposes of this deed.

Payment Currency	the currency in which a payment is actually made.

Power	any right, power, authority, discretion or remedy conferred on the Noteholder by any Transaction Document or any applicable law.

PPSA	the Personal Property Securities Act 2009 (Cth).

PPSA Security Interest	a security interest as defined in the PPSA.

Principal Agreement	the terms of the Senior Secured Convertible Debentures issued by the Debtor to the Noteholder on [#] 2016 and thereafter.

Receiver	a receiver or receiver and manager appointed under a Transaction Document.

Related Body Corporate	a ‘related body corporate’ as defined in section 50 of the Corporations Act.

Relevant Currency	the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is US Dollars.

Term	Meaning

Same Day Funds	immediately available and freely transferable funds.

Securities Purchase Agreement	the purchase agreement for the Senior Secured Convertible Debentures dated 27 May 2016 between the Debtor and the Noteholder.

Specific Security Agreement	the document entitled ‘Specific Security Agreement (Shares)’ between the Guarantor and the Noteholder dated on or about the date of this deed.

Subsidiary	a subsidiary as defined in section 46 of the Corporations Act.

Tax

1      any tax including GST, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

2     any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on, or in respect of, any of the above.

Transaction Document

1     this deed;

2     the Principal Agreement;

3     the US Security Agreement;

4     the Securities Purchase Agreement;

5     the Australian Security Agreement;

6     the Specific Security Agreement,

or any document or agreement entered into or given under any of the above.

Transaction Party	1 the Guarantor; or 2 the Debtor.

US Security Agreement	the security agreement for the Senior Secured Convertible Debentures dated 27 May 2016 between the Debtor, all of the Debtor’s subsidiaries and the Noteholder.

1.2	Interpretation

In this deed:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this deed.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning.

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)	A promise on the part of 2 or more persons binds them jointly and severally.

(g)	A reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(g) implies that performance of part of an obligation constitutes performance of the obligation.

(h)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed.

(i)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(j)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

(k)	A reference to a party to a document includes that party’s successors and permitted assignees.

(l)	A reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(m)	A reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits.

(n)	A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

(o)	A reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind.

(p)	No provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision.

(q)	A reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body that replaces it or that substantially succeeds to its powers or functions.

(r)	References to time are to Melbourne time.

(s)	Where this deed confers any power or authority on a person that power or authority may be exercised by that person acting personally or through an agent or attorney.

1.3	Incorporated definitions

A word or phrase (other than one defined in clause 1.1) defined in the Principal Agreement has the same meaning in this deed.

1.4	Interpretation of inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.5	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.6	Unconditional and irrevocable obligations

Each of the obligations of the Guarantor under this deed is unconditional and irrevocable.

1.7	Accounting Standards

Any accounting practice or concept relevant to this deed is to be construed or determined in accordance with the Accounting Standards.

1.8	Deed components

This deed includes any schedule.

2	Guarantee

2.1	Guarantee

The Guarantor guarantees to the Noteholder the payment of the Guaranteed Moneys.

2.2	Payment

(a)	If the Guaranteed Moneys are not paid when due, the Guarantor must immediately on demand from the Noteholder pay to the Noteholder the Guaranteed Moneys in the same manner and currency as the Guaranteed Moneys are required to be paid.

(b)	A demand under clause 2.2(a) may be made at any time and from time to time.

3	Payments

3.1	Manner of payment

All payments to the Noteholder under this deed must be made:

(a)	in Same Day Funds;

(b)	in the Relevant Currency;

(c)	not later than 11.00am on the date specified in the demand made under clause 2.2,

to the Noteholder’s account as specified by the Noteholder to the Guarantor or in any other manner the Noteholder directs from time to time.

3.2	Payments in gross

All payments which the Guarantor is required to make under this deed must be without:

(a)	any set off, counterclaim or condition; and

(b)	any deduction or withholding for any Tax or any other reason, unless the Guarantor is required to make a deduction or withholding by applicable law.

3.3	Additional payments

If:

(a)	the Guarantor is required to make a deduction or withholding in respect of Tax (other than an Excluded Tax) from any payment it is required to make to the Noteholder under this deed; or

(b)	the Noteholder is required to pay any Tax (other than an Excluded Tax) in respect of any payment it receives from the Guarantor under this deed,

the Guarantor:

(c)	indemnifies the Noteholder against that Tax; and

(d)	must pay to the Noteholder an additional amount that the Noteholder determines to be necessary to ensure that the Noteholder receives when due a net amount (after payment of any Tax (other than an Excluded Tax) in respect of each additional amount) that is equal to the full amount it would have received if a deduction or withholding or payment of Tax had not been made.

3.4	Taxation deduction procedures

If clause 3.3 applies:

(a)	the Guarantor must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)	the Guarantor must:

(1)	use reasonable endeavours to obtain a payment receipt or from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)	within 2 Business Days after receipt of the documents referred to in clause 3.4(b)(1), deliver copies to the Noteholder.

3.5	Tax Credit

If the Guarantor makes an additional payment under clause 3.3, and the Noteholder determines that:

(a)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)	the Noteholder has obtained, utilised and retained that Tax Credit,

then the Noteholder must pay an amount to the Guarantor which the Noteholder determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Guarantor.

3.6	Tax affairs

Nothing in clause 3.5:

(a)	interferes with the right of the Noteholder to arrange its tax affairs in any manner it thinks fit;

(b)	obliges the Noteholder to investigate the availability of, or claim, any Tax Credit; or

(c)	obliges the Noteholder to disclose any information relating to its tax affairs or any tax computations.

3.7	Noteholder’s statement of indebtedness

A certificate signed by an Officer of the Noteholder stating:

(a)	the amount of the Guaranteed Moneys due and payable;

(b)	the amount due and payable by the Guarantor under this deed; or

(c)	the amount of the Guaranteed Moneys, whether currently due and payable or not,

is sufficient evidence, unless the contrary is proved, of that amount at the date stated on the certificate or failing that as at the date of that certificate.

3.8	Securities for other moneys

(a)	The Noteholder may apply any amounts received by it or recovered under:

(1)	any Collateral Security; and

(2)	any other document or agreement,

that is a security for any of the Guaranteed Moneys and any other moneys in such manner as it determines in its absolute discretion.

(b)	The Noteholder need not apply any amounts referred to in clause 3.8(a) in or towards satisfaction of the Guaranteed Moneys.

(c)	Clause 3.8(b) does not limit clause 3.8(a).

3.9	Amounts payable on demand

If any amount payable by the Guarantor under this deed is not expressed to be payable on a specified date, that amount is payable by the Guarantor on demand by the Noteholder.

3.10	Set off

If the Guarantor or the Debtor fails to pay any Guaranteed Moneys when due, the Noteholder may:

(a)	apply any credit balance in any currency in any account of the Guarantor with the Noteholder in and towards satisfaction of the Guaranteed Moneys; and

(b)	effect any currency conversion that may be required to make any application under clause 3.10(a).

4	Representations and warranties

4.1	Representations and warranties

The Guarantor represents and warrants that:

(a)	registration: it is a corporation, duly incorporated or registered (or taken to be registered) and validly existing under the Corporations Act;

(b)	corporate power: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)	authority: it has power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party;

(d)	authorisations: it has taken all necessary action to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party;

(e)	binding obligations: the Transaction Documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors’ rights and to principles of equity;

(f)	transaction permitted: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(1)	any law, regulation or Authorisation;

(2)	its constitution or other constituent documents; or

(3)	any Encumbrance or agreement that is binding on the Guarantor;

and will not result in:

(4)	the creation or imposition of any Encumbrance on any assets of the Guarantor other than as permitted under a Transaction Document; or

(5)	the acceleration of the date of payment of any obligation under any agreement that is binding upon the Guarantor;

(g)	financial information: the most recent Financial Reports and any other information that it and any of its Subsidiaries have provided to the Noteholder before the execution of this deed or under clause 5.6:

(1)	give a true and fair view of the financial condition and state of affairs of it as at the date they were prepared and of the results of its operations for the period they cover; and

(2)	were prepared in accordance with the Accounting Standards;

(h)	no change in affairs: there has been no change in its state of affairs since the end of the accounting period for its most recent Financial Reports referred to in clause 4.1(g) which has had or is likely to have a Material Adverse Effect;

(i)	representations true: each of its representations and warranties contained in the Transaction Documents is correct and not misleading when made or repeated;

(j)	disclosure: all information provided to the Noteholder by or on its behalf in relation to it, its assets, business or affairs or the Transaction Documents was correct and not misleading (by omission or otherwise) as at the time it was provided;

(k)	no failure to disclose: it has not withheld from the Noteholder any information material to the decision of the Noteholder to enter into the Transaction Documents to which the Noteholder is a party;

(l)	not a trustee: it does not enter into any Transaction Document as trustee of any trust or settlement; and

(m)	commercial benefit: the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests.

4.2	Survival of representations and warranties

The representations and warranties in clause 4.1:

(a)	survive the execution of this deed; and

(b)	(except for the representations and warranties in clauses 4.1(i) and 4.1(j) are regarded as repeated on each describe event with respect to the facts and circumstances then subsisting.

4.3	Reliance by the Noteholder

The Guarantor acknowledges that the Noteholder has entered into each Transaction Document in reliance on the representations and warranties given under this deed.

4.4	No reliance on the Noteholder

The Guarantor acknowledges that it has not entered into this deed or any Transaction Document in reliance on any representation, warranty, promise or statement of the Noteholder or of any person on behalf of the Noteholder.

5	Undertakings, consents and acknowledgments

5.1	Amount of the Guaranteed Moneys

(a)	This deed applies to any amount that forms part of the Guaranteed Moneys from time to time.

(b)	The obligations of the Guarantor under this deed extend to any increase in the Guaranteed Moneys as a result of:

(1)	any amendment, supplement, renewal or replacement of any Transaction Document to which a Transaction Party and the Noteholder is a party; or

(2)	the occurrence of any other thing.

(c)	Clause 5.1(b):

(1)	applies regardless of whether the Guarantor is aware of, has consented to, or is given notice of any amendment, supplement, renewal or replacement of any agreement to which a Transaction Party and the Noteholder is a party or the occurrence of any other thing; and

(2)	does not limit the obligations of the Guarantor under this deed.

5.2	Proof by Noteholder

In the event of the liquidation of the Debtor or any other person liable to pay the Guaranteed Moneys, the Guarantor authorises the Noteholder to prove for all moneys that the Guarantor has paid or is or may be obliged to pay under any Transaction Document, any other document or agreement or otherwise in respect of the Guaranteed Moneys.

5.3	Retention of deed

The Noteholder may retain this deed for:

(a)	7 months after the payment in full of the Guaranteed Moneys; or

(b)	if anything referred to in clause 9.9 has occurred or in the opinion of the Noteholder may occur, such longer period as the Noteholder determines.

5.4	Further assurances

The Guarantor must:

(a)	do anything which the Noteholder requests to:

(1)	ensure or enable the Noteholder to ensure that this deed, any PPSA Security Interest under this deed and the Powers are fully effective, enforceable and perfected with the contemplated priority; or

(2)	aid the exercise of any Power,

including the execution of any document or agreement;

(b)	without limiting clause 5.4(a)(1), obtain and renew when necessary all Authorisations required under any law or document or agreement, or require a third party to take any other action (including executing any document):

(1)	to enable the Guarantor to perform the obligations of the Guarantor under this deed;

(2)	for the validity or enforceability perfection or priority of this deed or any PPSA Security Interest under this deed; or

(3)	as required to give effect to clause 5.4(a)(1); and

(c)	comply with the terms of the Authorisations referred to in clause 5.4(b).

5.5	Negative pledge

The Guarantor must not:

(a)	sell, assign, transfer or otherwise dispose of or part with possession of;

(b)	create or allow to exist, or agree to, any Encumbrance (other than an Encumbrance in favour of the Noteholder) over; or

(c)	attempt to do anything listed in clause 5.5(a) and 5.5(b) in respect of,

any of its assets, except in the ordinary course of its ordinary business, without the prior written consent of the Noteholder.

5.6	Provision of information and reports

The Guarantor must provide to the Noteholder the following:

(a)	documents issued: copies of all documents issued by it to holders of its Marketable Securities;

(b)	Know your client: documentation and other evidence requested by the Noteholder which is required to satisfy or comply with the ‘know your customer’, ‘know your client’ or ‘client vetting’ procedures of the Noteholder or any potential assignee or any other person who is considering contracting with the Noteholder in connection with a Transaction Document; and

(c)	other information: any other information that the Noteholder requests in relation to it or any of its assets.

5.7	Proper accounts

The Guarantor must keep accounting records that give a true and fair view of the financial condition and state of affairs of it and its Subsidiaries.

5.8	Notices to the Noteholder

The Guarantor must notify the Noteholder as soon as it becomes aware of:

(a)	any Event of Default occurring;

(b)	any litigation, arbitration, administration or other proceeding in respect of it or any of its assets being commenced or threatened that is if adversely determined would have or be likely to have a Material Adverse Effect;

(c)	any Encumbrance or Guarantee, other than any Transaction Document, being created or entered into by the Guarantor or any Subsidiary of the Guarantor; and

(d)	any proposal of any Government Agency to compulsorily acquire any asset of the Guarantor or any Subsidiary of the Guarantor.

5.9	Term of undertakings

Each of the Guarantor’s undertakings in this clause 5 continues in full force and effect for the term of this deed.

6	Indemnities

6.1	General indemnity

(a)	The Guarantor indemnifies the Noteholder against any Loss which the Noteholder pays, suffers, incurs or is liable for, in respect of any of the following:

(1)	the occurrence of any Event of Default;

(2)	the Noteholder exercising its Powers consequent upon or arising out of the occurrence of any Event of Default;

(3)	the non-exercise, attempted exercise, exercise or delay in exercising of any Power;

(4)	any failure by the Debtor to pay any of the Guaranteed Moneys when due or in the manner or currency in which they were required to be paid;

(5)	any failure of the Debtor or the Guarantor or any other person to observe, perform or comply with any provision of any Transaction Document or any other document or agreement;

(6)	any fact or circumstance not being as represented or warranted to the Noteholder by the Debtor or the Guarantor or any Transaction Party; and

(7)	the Noteholder acting in connection with this deed or a Transaction Document in good faith on fax instructions purporting to originate from the offices of the Guarantor or a Transaction Party or to be given by the Guarantor or the Transaction Party.

(b)	The indemnity contained in clause 6.1(a) includes:

(1)	the amount determined by the Noteholder as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Noteholder to fund or maintain the Guaranteed Moneys; and

(2)	loss of margin.

6.2	Indemnity for avoidance of Guaranteed Moneys

(a)	If any of the Guaranteed Moneys (or moneys that would have been Guaranteed Moneys had they not been irrecoverable) are irrecoverable by the Noteholder:

(1)	from the Debtor; or

(2)	from the Guarantor on the footing of a guarantee,

the Guarantor, as a separate and principal obligation:

(3)	indemnifies the Noteholder against any Loss suffered, paid or incurred by the Noteholder in relation to the non-payment of that money; and

(4)	must pay the Noteholder an amount equal to that money.

(b)	Clause 6.2(a) applies to the Guaranteed Moneys (or moneys that would have been Guaranteed Moneys had they not been irrecoverable) that are or may be irrecoverable irrespective of whether:

(1)	they are or may be irrecoverable by reason of any event described in clause 10.3;

(2)	they are or may be irrecoverable by reason of any other fact or circumstance;

(3)	the transactions or any of them relating to those moneys are void or illegal or avoided or otherwise unenforceable; and

(4)	any matters relating to the Guaranteed Moneys are or should have been within the knowledge of the Noteholder.

6.3	Foreign currency indemnity

If, at any time:

(a)	the Noteholder receives or recovers any part of the Guaranteed Moneys or any amount payable by the Guarantor under this deed including:

(1)	under any judgment or order of any Government Agency;

(2)	for any breach of any Transaction Document;

(3)	on the liquidation of the Debtor, the Guarantor or any other person liable to pay the Guaranteed Moneys or any proof or claim in that liquidation; or

(4)	any other thing into which the obligations of the Guarantor, Debtor or other person liable to pay the Guaranteed Moneys may have become merged, and

(b)	the Payment Currency is not the Relevant Currency,

the Guarantor indemnifies the Noteholder against any shortfall between the amount payable in the Relevant Currency and the amount actually received or recovered by the Noteholder after the Payment Currency is converted or translated into the Relevant Currency in accordance with clause 6.4.

6.4	Conversion of Currencies

The Noteholder may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

6.5	Indemnity payment

The Guarantor must pay to the Noteholder upon demand all amounts that the Noteholder states are owing to it under any indemnity under this deed.

7	Tax, costs and expenses

7.1	Tax

(a)	The Guarantor must pay any Tax (other than an Excluded Tax) that is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Transaction Document).

(b)	The Guarantor must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 7.1(a) except to the extent that the fine, penalty or other cost is caused by the Noteholder’s failure to lodge moneys received from the Guarantor within 5 Business Days before the due date for lodgment.

(c)	The Guarantor indemnifies the Noteholder against any amount payable under clause 7.1(a) or clause 7.1(b).

7.2	Costs and expenses

The Guarantor must pay to the Noteholder:

(a)	all costs and expenses of the Noteholder in relation to the negotiation, preparation, execution, delivery, stamping, registration, perfection, completion, variation and discharge of any Transaction Document or any Encumbrance provided for by a Transaction Document;

(b)	all costs and expenses of the Noteholder in relation to the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under any Transaction Document;

(c)	all costs and expenses of the Noteholder in relation to the consent or approval of the Noteholder given under any Transaction Document; and

(d)	all costs and expenses of the Noteholder in relation to any enquiry by a Government Agency involving the Guarantor,

including:

(e)	any administration costs of the Noteholder in connection with the matters described in clauses 7.2(b) and 7.2(d); and

(f)	any legal costs and expenses and any professional consultant’s fees on a full indemnity basis.

7.3	GST

(a)	If GST is or will be imposed on a supply made under or in connection with this deed by the Noteholder, the Noteholder may, to the extent that the consideration otherwise provided for that supply is not stated to include an amount in respect of GST on the supply:

(1)	increase the consideration otherwise provided for that supply under this deed by the amount of that GST; or

(2)	otherwise recover from the recipient of the supply the amount of that GST.

(b)	The Noteholder must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Noteholder of the GST inclusive consideration for that supply.

8	Interest on overdue amounts

8.1	Payment of interest

(a)	Subject to clause 8.1(b), the Guarantor must pay interest:

(1)	on any amount due and payable under this deed but unpaid; and

(2)	on any interest payable under this clause 8.

(b)	Clause 8.1(a) does not apply to any amount due under clause 2 where interest continues to be payable by the Debtor on the corresponding part of the Guaranteed Moneys and accordingly forms part of the Guaranteed Moneys.

8.2	Accrual of interest

The interest payable under clause 8.1:

(a)	accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay any amount under this deed becomes merged; and

(b)	may be capitalised by the Noteholder at monthly intervals.

8.3	Rate of interest

The rate of interest payable under this clause 8 is the higher of:

(a)	any rate specified in a Transaction Document; and

(b)	the rate fixed or payable under a judgment, decree or order referred to in clause 8.2(a).

9	Saving provisions

9.1	No merger of security

(a)	Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)	any Encumbrance or indemnity in favour of the Noteholder; or

(2)	any Power.

(b)	No other Encumbrance or Transaction Document which the Noteholder has the benefit of in anyway prejudicially affects any Power.

9.2	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation that directly or indirectly:

(a)	lessens, varies or affects in favour of the Guarantor any obligations under this deed or any Collateral Security;

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by the Noteholder of any Power; or

(c)	confers any right on the Guarantor or imposes any obligation on the Noteholder or an Attorney in connection with the exercise of any Power,

is negatived and excluded from this deed and any Collateral Security and all relief and protection conferred on the Guarantor by or under that legislation is also negatived and excluded.

9.3	Exclusion of PPSA provisions

Without limiting clause 9.2, except as set forth in the Australian Security Agreement and the Specific Security Agreement:

(a)	the provisions of the PPSA specified in section 115(1) of that Act and (in the circumstances permitted under section 115(7) of the PPSA) section 115(7) of that Act are excluded and will not apply to any PPSA Security Interest under this deed; and

(b)	to the extent not prohibited by the PPSA, the Guarantor waives its right to receive any notice otherwise required to be given by the Noteholders under section 157 (verification statements) or any other provision of the PPSA.

9.4	Conflict

Where any right, power, authority, discretion or remedy conferred on the Noteholder under this deed or any Collateral Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

9.5	Consent of Noteholder

(a)	Whenever the doing of any thing by the Guarantor is dependent on the consent or approval of the Noteholder, the Noteholder may withhold its consent or approval or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise in this deed.

(b)	Any conditions imposed on the Guarantor by the Noteholder under clause 9.5(a) must be complied with by the Guarantor.

9.6	Non-exercise of Guarantor’s rights

The Guarantor must not exercise any right it may have (whether arising under this deed, any other Transaction Document or otherwise) inconsistent with this deed.

9.7	Principal obligations

This deed and each Collateral Security is:

(a)	a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(b)	independent of and unaffected by any other Collateral Security that the Noteholder may hold in respect of the Guaranteed Moneys or any obligations of any Transaction Party or any other person.

9.8	No obligation to marshal

The Noteholder is not required to marshal or to enforce or apply under, appropriate, recover or exercise:

(a)	any Encumbrance, Guarantee or Collateral Security or other document or agreement held, at any time, by the Noteholder; or

(b)	any money or asset that the Noteholder, at any time, holds or is entitled to receive.

9.9	Non avoidance

(a)	If any payment, conveyance, transfer or other transaction relating to or affecting the Guaranteed Moneys is:

(1)	void, voidable or unenforceable in whole or in part; or

(2)	claimed to be void, voidable or unenforceable and that claim is upheld, conceded or compromised in whole or in part,

the liability of the Guarantor under this deed and any Power is the same as if:

(3)	that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

(4)	any release, settlement or discharge made in reliance on any thing referred to in clause 9.9(a)(3),

had not been made and the Guarantor must immediately take all action and sign all documents necessary or required by the Noteholder to restore to the Noteholder this deed and any Encumbrance held by the Noteholder immediately before the payment, conveyance, transfer or transaction.

(b)	Clause 9.9(a) applies whether or not the Noteholder knew, or ought to have known, of anything referred to in clause 9.9(a).

9.10	Continuing guarantee and indemnities

(a)	The guarantee and each indemnity contained in this deed is a continuing obligation of the Guarantor, despite:

(1)	any settlement of account; or

(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	the Guaranteed Moneys and all other moneys owing, contingently or otherwise, under any of the Transaction Documents, have been paid in full; and

(4)	this deed has been finally discharged by the Noteholder.

(b)	The guarantee and each indemnity contained in this deed is an additional, separate and independent obligation of the Guarantor and neither the guarantee nor any indemnity limits the general nature of the guarantee or any other indemnity.

(c)	The guarantee and each indemnity contained in this deed survives the termination of any Transaction Document.

10	Third party provisions

10.1	Suspense account

(a)	The Noteholder may apply to the credit of a suspense account any:

(1)	amounts received under this deed;

(2)	dividends, distributions or other amounts received in respect of the Guaranteed Moneys in any liquidation; and

(3)	other amounts received from the Guarantor, the Debtor, Transaction Party or any other person in respect of the Guaranteed Moneys.

(b)	The Noteholder may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Guaranteed Moneys.

(c)	The Noteholder may apply the amounts referred to in clause 10.1(b) in or towards satisfaction of the Guaranteed Moneys in such manner as it determines.

10.2	Independent obligations

This deed is enforceable against the Guarantor:

(a)	without first having recourse to any Collateral Security;

(b)	whether or not the Noteholder has:

(1)	made demand on any Transaction Party other than the Guarantor (other than any demand specifically required to be given, or notice required to be issued, to the Guarantor under clause 2.2 or any other provision of a Transaction Document);

(2)	given notice to any Transaction Party (other than the Guarantor) or any other person in respect of any thing; or

(3)	taken any other steps against any Transaction Party or any other person;

(c)	whether or not any Guaranteed Moneys are then due and payable; and

(d)	despite the occurrence of any event described in clause 10.3.

10.3	Unconditional nature of obligations

(a)	The Transaction Documents and the obligations of the Guarantor under the Transaction Documents are absolute, binding and unconditional in all circumstances and are not released, discharged or otherwise affected by anything that but for this provision might have that effect, including:

(1)	the grant to any Transaction Party or any other person of any time, waiver, covenant not to sue or other indulgence;

(2)	the release (including a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)	the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Transaction Document or any other document or agreement;

(4)	the liquidation of the Noteholder or any Transaction Party or any other person;

(5)	any arrangement, composition or compromise entered into by the Noteholder, any Transaction Party or any other person;

(6)	any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

(7)	any extinguishment, failure, loss, release, discharge, abandonment, impairment, compounding, composition or compromise, in whole or in part, of any Transaction Document or any other document or agreement;

(8)	any Collateral Security being given to the Noteholder by any Transaction Party or any other person;

(9)	any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement or any increase in the limit or maximum principal amount available under such document;

(10)	any moratorium or other suspension of any Power;

(11)	the Noteholder exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce, any Power;

(12)	the Noteholder obtaining a judgment against any Transaction Party or any other person for the payment of any of the Guaranteed Moneys;

(13)	any transaction, agreement or arrangement that may take place with the Noteholder, any Transaction Party or any other person;

(14)	any payment to the Noteholder, a Receiver or an Attorney, including any payment that at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

(15)	any failure to give effective notice to any Transaction Party or any other person of any default under any Transaction Document or any other document or agreement;

(16)	any legal limitation, disability or incapacity of the Noteholder, or any Transaction Party or of any other person;

(17)	any breach of any Transaction Document or any other document or agreement;

(18)	the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)	any Guaranteed Moneys being irrecoverable for any reason;

(20)	any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or agreement;

(21)	any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)	the opening of a new account of the Debtor (whether alone or with others) with the Noteholder or any transaction on or relating to the new account;

(23)	any prejudice (including material prejudice) to any person as a result of any thing done, or omitted by the Noteholder, any Transaction Party or any other person;

(24)	any prejudice (including material prejudice) to any person as a result of the Noteholder, Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(25)	any prejudice (including material prejudice) to any person as a result of any failure or neglect by the Noteholder, Receiver, Attorney or any other person to recover the Guaranteed Moneys from the Debtor or by the realisation of any property the subject of a Collateral Security;

(26)	any prejudice (including material prejudice) to any person as a result of any other thing;

(27)	the receipt by the Noteholder of any dividend, distribution or other payment in respect of any liquidation;

(28)	the capacity in which a Transaction Party executed a Transaction Document not being the capacity disclosed to the Noteholder before the execution of the Transaction Document;

(29)	the failure of any other Transaction Party or any other person to execute any Transaction Document or any other document; or

(30)	any other act, omission, matter or thing whether negligent or not.

(b)	Clause 10.3(a) applies irrespective of:

(1)	the consent or knowledge or lack of consent or knowledge, of the Noteholder, any Transaction Party or any other person of any event described in clause 10.3(a) (and the Guarantor irrevocably waives any duty on the part of the Noteholder to disclose such information); or

(2)	any rule of law or equity to the contrary.

10.4	No competition

(a)	Until the Guaranteed Moneys have been fully paid and this deed has been finally discharged, the Guarantor is not entitled to:

(1)	be subrogated to the Noteholder;

(2)	claim or receive the benefit of any Encumbrance, Guarantee (including any Transaction Document) or other document or agreement of which the Noteholder has the benefit;

(3)	claim or receive the benefit of any moneys held by the Noteholder;

(4)	claim or receive the benefit of any Power;

(5)	except in accordance with clause 10.4(b), either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of the Debtor or any other person liable to pay the Guaranteed Moneys;

(6)	make a claim or exercise or enforce any right, power or remedy (including under an Encumbrance or Guarantee or by way of contribution) against the Debtor or any other person liable to pay the Guaranteed Moneys or against any asset of the Debtor or any other person liable to pay the Guaranteed Moneys, whether such right power or remedy arises under or in connection with this deed, any other Transaction Document or otherwise;

(7)	accept, procure the grant of, or allow to exist any Encumbrance in favour of the Guarantor from the Debtor or any other person liable to pay the Guaranteed Moneys;

(8)	exercise or attempt to exercise any right of set off against, nor realise any Encumbrance taken from, the Debtor or any other person liable to pay the Guaranteed Moneys; or

(9)	raise any defence or counterclaim in reduction or discharge of its obligations under the Transaction Documents.

(b)	If required by the Noteholder, the Guarantor must prove in any liquidation of the Debtor or any other person liable to pay the Guaranteed Moneys for all moneys owed to the Guarantor.

(c)	All moneys recovered by the Guarantor from the Debtor or any other person liable to pay the Guaranteed Moneys from any liquidation or under any Encumbrance (whether the Encumbrance is a Transaction Document or otherwise) must be paid to the Noteholder to the extent of the unsatisfied liability of the Guarantor under the Transaction Documents.

(d)	The Guarantor must not do, or seek, attempt or purport to do, any thing referred to in clause 10.4(a).

11	General

11.1	Confidential information

The Noteholder must not disclose to any person:

(a)	this deed; or

(b)	any information about any Transaction Party,

except:

(c)	in connection with an actual or proposed permitted assignment, novation, participation or securitisation or entry by the Noteholder into a credit default swap where the disclosure is made on the basis that the recipient of the information will comply with this clause 11.1 in the same way that the Noteholder is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction Documents;

(e)	to the Reserve Bank of Australia, the Australian Tax Office, the Australian Transaction Reports and Analysis Centre or any Government Agency in Australia or elsewhere requiring or requesting disclosure of the information;

(f)	in connection with the enforcement of its rights under this deed or the Transaction Documents;

(g)	to any Related Body Corporate of the Noteholder where the disclosure is made on the basis that the recipient of the information will comply with this clause 11.1 in the same way that the Noteholder is required to do;

(h)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(i)	if required by law in Australia or elsewhere (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence); or

(j)	otherwise with the prior written consent of the relevant Transaction Party (such consent not to be unreasonably withheld or delayed).

11.2	Guarantor to bear cost

Any thing that must be done by the Guarantor under this deed, whether or not at the request of the Noteholder, is to be done at the cost of the Guarantor.

11.3	Notices

(a)	Any notice or other communication including any request, demand, consent or approval, to or by a party to this deed must be in legible writing and in English addressed as shown below:

(1)	if to the Guarantor:

Address:	Level 8, 350 Collins Street, Melbourne, Australia.

Attention:	Keith Spickelmier and Andrew Adams

Email:	andrew@adamsmanagement.com.au: kspickelmier1@comcast.net and kim@discoveryenergy.com if to the Noteholder:

Address:	DEC Funding LLC, c/o Avista Capital Partners, 1000 Louisiana Street, Suite 3700, Houston, Texas 77002

Attention:	Steven Webster

Email:	webster@avistacap.com

or as specified to the sender by the party by notice.

(b)	If the sender is a company, any such notice or other communication must be signed by an Officer of the sender.

(c)	Any such notice or other communication is regarded as being given by the sender and received by the addressee:

(1)	if by delivery in person, when delivered to the addressee;

(2)	if by post, on delivery to the addressee; or

(3)	if by facsimile when received by the addressee in legible form,

but if the delivery or receipt is on a day that is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)	Any such notice or other communication can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(e)	A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 11.3(c)(3) and informs the sender that it is not legible.

11.4	Governing law and jurisdiction

(a)	This deed is governed by the laws of Victoria.

(b)	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of Victoria.

(c)	The parties irrevocably waive any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)	The parties irrevocably waive any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

11.5	Prohibition and enforceability

(a)	Any provision of, or the application of any provision of, this deed or any Power that is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this deed that is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

11.6	Waivers

(a)	Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(1)	a right arising from a breach of this deed or the occurrence of an Event of Default; or

(2)	a Power created or arising upon default under this deed or upon the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)	A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)	This clause 11.6 may not itself be waived except by writing.

11.7	Variation

A variation of any term of this deed must be in writing and signed by the parties.

11.8	Cumulative rights

The Powers in this deed are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Noteholder.

11.9	Assignment

(a)	Subject to any Transaction Document, the Noteholder may assign its rights under this deed or any Transaction Document without the consent of the Guarantor.

(b)	The Guarantor may not assign any of its rights under this deed or any other Transaction Document without the prior written consent of the Noteholder.

11.10	Counterparts

(a)	This deed may be executed in any number of counterparts.

(b)	All counterparts, taken together, constitute one instrument.

(c)	A party may execute this deed by signing any counterpart.

11.11	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Signing page

Executed as a deed

Guarantor

Signed sealed and delivered by Discovery Energy SA Pty Ltd by

sign here ►	/s/ William E. Begley
Company Secretary/Director

print name

sign here ►	/s/ Michael D. Dahlke
Director

print name

Noteholder

Signed sealed and delivered by DEC Funding LLC by

sign here ►	/s/ Steven Webster
Director

print name

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